EXHIBIT 23.2

                                            PARTNERSHIP OF:
DALE METHESON              Robert J. Burkart, Inc.    James F. Carr-Hilton, Ltd.
CARR-HILTON LABONTE        Alvin F. Dale, Ltd.        Peter J. Donaldson, Inc.
CHARTERED ACCOUNTANTS      Wilfred A. Jacobson, Inc.  Reginald J. LaBonte, Ltd.
                           Robert J. Matheson, Inc.   Rakesh I. Patel, Inc.
                           Fraser G. Ross, Ltd        Brian A. Shaw, Inc.
                           Anthony L. Soda, Inc.
________________________________________________________________________________






February 24, 2006


U.S.  SECURITIES AND EXCHANGE  COMMISSION
Division of  Corporation  Finance 450
Fifth St. N.W.
Washington  DC  20549


RE: LEXINGTON RESOURCES, INC. - S-8 REGISTRATION OF 500,000 SHARES

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated February 24, 2006, of the following:

o Our report to the Stockholders and Board of Directors of Lexington Resources, Inc. dated March 24, 2005 on the financial statements of the Company as at December 31, 2004 and for the period from September 29, 2003 (inception) to December 31, 2004.


Yours truly,

"DALE MATHESON CARR-HILTON LABONTE"


DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
VANCOUVER, BRITISH COLUMBIA


A MEMBER OF MGI INTERNATIONAL:    A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS
                                  AND BUSINESS ADVISORS


VANCOUVER  Suite 1500 - 1140 West Pender Street, Vancouver, B.C. Canada V6E 4G1,
           Tel: 604 687 4747  Fax: 604 689 2778 - main Reception

           Suite 1700 - 1140 West Pender Street, Vancouver, B.C. Canada V6E 4G1,
           Tel: 604 687 4747  Fax: 604 687 4216